COMMON STOCK                                                        COMMON STOCK
CERTIFICATE NO.                                                           SHARES
PAR VALUE $.01                                                 CUSIP 745357 10 3
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


                                 PULASKI BANCORP, INC.
                     ORGANIZED UNDER THE LAWS OF THE UNITED STATES


THIS CERTIFIES THAT
is the owner of:


       FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE
                       PER SHARE OF PULASKI BANCORP, INC.
         a stock company organized under the laws of the United States.

         The shares represented by this certificate are transferable only on the stock transfer books of the Company by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter of the Company and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

         This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares evidenced by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         IN WITNESS WHEREOF, PULASKI BANCORP, INC. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:                                   [SEAL]

    President and Chief Executive Officer                              Secretary

                              PULASKI BANCORP, INC.

         The Charter of the Company contains certain provisions that restrict persons, other than Pulaski Bancorp, M.H.C., the parent holding company of the Company, from directly or indirectly offering to acquire or acquiring, the beneficial ownership of more than 10% of any class of any equity security of the Company. The Charter contains a provision pursuant to which the shares beneficially held in excess of such 10% limitation shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These restrictions are not applicable to certain reorganization transactions described in the Charter, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the Office of Thrift Supervision's regulations.

         The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenants in common                  UNIF GIFTS MIN ACT - __________ custodian __________
                                                                       (Cust)                (Minor)

TEN ENT  -  as tenants by the entireties                             under Uniform Gifts to Minors Act
                                                                                  --------------------
                                                                                         (State)
JT TEN  -  As joint tenants with right of
              survivorship and not as tenants
              in common

                      Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto


                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                        IDENTIFICATION NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)


--------------------------------------------------  shares of the  common  stock represented by this certificate and do hereby irrevocably constitute and appoint


-------------------------------------------------------------------------------,
attorney, to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

DATED
       ----------------------                        ---------------------------

                                                     ---------------------------
                                                     NOTICE: The signature(s) to
                                                     this     assignment    must
                                                     correspond with the name(s)
                                                     as written upon the face of
                                                     the  certificate  in  every
                                                     particular,         without
                                                     alteration  or  enlargement
                                                     or any change whatever.


SIGNATURE(S) GUARANTEED:

                               -------------------------------------------------
                               THE SIGNATURE(S) SHOULD BE GUARANTEED
                               BY AN ELIGIBLE GUARANTOR  INSTITUTION,
                               (BANKS, STOCKBROKERS, SAVINGS AND LOAN
                               ASSOCIATIONS AND CREDIT UNIONS WITH
                               MEMBERSHIP IN AN APPROVED SIGNATURE
                               GUARANTEE MEDALLION PROGRAM), PURSUANT
                               TO S.E.C. RULE 17Ad-15